Exhibit 10.3

WESCOM INC.

STOCK OPTION PLAN

(AMENDED APRIL 19, 2012)

1.	Definitions

(a)	“Board” means the board of directors of the Corporation or, if established and duly authorized to act, a committee of the Board of directors of the Corporation;

(b)	“Business Day” means any day, other than a Saturday or a Sunday, on which banks are generally open for business;

(c)	“Cause” shall mean:

(i)	the continued failure by an Employee Optionee to substantially perform his duties in connection with their employment by the Corporation (other than as a result of physical or mental illness) after the Corporation has given the Employee Optionee reasonable notice of such failure and a reasonable opportunity to correct it;

(ii)	the engaging by an Employee Optionee in any act which is materially injurious to the Corporation financially or otherwise;

(iii)	any breach by an Employee Optionee of any term or provision contained in any employment or other similar agreement between the Employee Optionee and the Corporation;

(iv)	any material breach by a non-Employee Optionee of any term or provision contained in any contract or other similar agreement between such Optionee and the Corporation;

(v)	the engaging by an Employee Optionee in any act of dishonesty resulting or intended to result, directly or indirectly, in personal gain to the Employee Optionee at the expense of the Corporation;

(vi)	the conviction of an Employee Optionee by a court of competent jurisdiction on any charge involving fraud, theft or moral turpitude by the Employee Optionee in connection with the business of the Corporation;

(vii)	as further set out in any written employment or comparable agreement between an Employee Optionee and the Corporation; or

(viii)	as further set out in any written agreement between a non-Employee Optionee and the Corporation.

(d)	“Committee” shall have the meaning attributed thereto in Section 3 hereof;

(e)	“Corporation” means Wescom Inc, and includes any successor corporation thereto;

(f)	“Eligible Person” means any director, officer or full-time employee of the Corporation or any Subsidiary or any other person or entity engaged to provide ongoing services to the Corporation or any entity controlled by the Corporation;

(g)	“Employee Optionee” means a director, officer or other full-time employee of the Corporation or any Subsidiary of the Corporation;

(h)	“Exercise Notice” means the notice respecting the exercise of an Option, in the form set out in Exhibit “I” of the Option Agreement, duly executed by the Optionee and delivered to the Corporation pursuant to Section 9.

(i)	“Expiry Date” means the date determined in accordance with Section 6 (e) of this Plan and after which a particular Option cannot be exercised and is deemed to be null and void and of no further force or effect.

(j)	“First Vesting Term” means the twelve (12) month period commencing on the day subsequent to the first anniversary of the Grant Date of the Option;

(k)	“Grant Date” means the date determined by the Board on which an Option is granted to an Optionee;

(l)	“Market Price” at any date in respect of Shares shall be the closing price of such Shares listing and posted for trading on a stock exchange selected for such purpose by the Board or Committee, as the case may be, (or, if such shares are not then listed and posted for trading on a stock exchange) on the last Business Day preceding the date on which the Option is approved by the Board or Committee. In the event that such Shares did not trade on such Business Day, the Market Price shall be the average of the bid and ask prices in respect of such Shares at the close of trading on such date. In the event that such Shares are not listed and posted for trading on any stock exchange, the Market Price in respect thereof shall be the fair market value of such shares less any discount as determined by the Board or Committee in its sole discretion;

(m)	“Option” means an option to purchase Shares granted under the Plan;

(n)	“Option Agreement” means the form of agreement evidencing the grant of an Option, as attached hereto as Schedule A evidencing an Option granted under this Plan;

(o)	“Option Period” means the period during which a particular Option may be exercised and, subject to earlier termination in accordance with the terms hereof, is the period from and including the Grant Date through to and including the Expiry Date.

(p)	“Option Price” means the price per share at which Shares may be purchased under the Option, as the same may be adjusted from time to time in accordance with the provisions set out in this Plan;

(q)	“Optionee” means a person to whom an Option has been granted pursuant to and in accordance with this Plan and who continues to hold an unexercised and unexpired Option;

(r)	“Person” means a company or an individual.

(s)	“Personal Representative” means:

(i)	in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

(ii)	in the case of an Option Holder who, for any reason, is unable to manage his or her affairs, the Person entitled by law to act on behalf of such Option Holder.

(t)	“Plan” means the Wescom Inc Stock Option Plan, as embodied herein, as the same may be amended or varied from time to time;

(u)	“Public Offering” means an initial public offering of common shares or other equity securities, including units of an income trust, of the Corporation or successor entity to the Corporation, including an income trust, by way of a prospectus, registration statement or similar document where, or in connection with which, such shares or securities have become listed and posted for trading on a stock exchange or quotation system in Canada or the United States.

(v)	“Regulatory Authority” means any government, regulatory or administrative authority, agency, commission, utility or board (federal, provincial, municipal or local, domestic or foreign) having jurisdiction in the relevant circumstances and any Person acting under the authority of any of the foregoing and any judicial, administrative or arbitral court, authority, tribunal or commission having jurisdiction in the relevant circumstances.

(w)	“Securities Laws” means, collectively, the securities laws of Ontario, its respective regulations, rulings, rules and orders thereunder, the published policy statements, written interpretations and national instruments adopted by the securities regulatory authorities in Ontario and the securities legislation and policies of each other relevant jurisdiction.

(x)	“Shares” means the common shares of the Corporation and all other shares convertible into common shares of the Corporation, or, in the event of an adjustment contemplated by Section 12 hereof, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment;

(y)	“Shareholders’ Agreement” means the unanimous shareholders’ agreement governing the affairs of the Corporation dated February 25, 2011 among various shareholders of the Corporation and the Corporation, as may be amended from time to time.

(aa)	“Subsidiary” means any body corporate that is a subsidiary (as such term is defined in the Business Corporations Act (Ontario), as the same may be amended from time to time); and

(bb)	“Transfer” means any sale, exchange, transfer assignment, gift, pledge, alienation or other arrangement or transaction, whether voluntary, involuntary or by operation of law, by which the legal title or beneficial ownership of, or any security interest (including a possessory security interest) or other interest in such security, passes from one Person to another or the same Person in a different capacity, whether or not for value, and any agreement to affect any of the foregoing.

2.	Purposes of the Plan

The principal purposes of the Wescom Inc Stock Option Plan (the “Plan”) are to:

(a)	promote a proprietary interest in the Corporation among designated Employee Optionees of the Corporation;

(b)	retain and attract the employees the Corporation requires;

(c)	provide a long-term incentive element in overall compensation; and

(d)	promote the long-term profitability of the Corporation.

3.	Administration

(a)	The Plan shall be administered by the board of directors (the “Board”) of the Corporation. The Board shall have full and complete authority to interpret the Plan and to prescribe such rules and regulations and make such other determinations as it deems necessary or desirable for the administration of the Plan. The Board may delegate its authority under the Plan to a committee of the Board (the “Committee”). The members of the Committee shall serve at the pleasure of the Board and vacancies occurring in the Committee shall be filled by the Board.

(b)	Without limiting the generality of paragraph 3(a) above, the Board or any Committee established by the Board hereunder shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

(i)	to establish policies and adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

(ii)	to interpret and construe the Plan and to determine all questions arising out of the Plan and any Option granted pursuant to the Plan, and any such interpretation, construction or termination made by the Board or Committee shall be final, binding and conclusive for all purposes;

(iii)	to determine which persons are eligible for participation in the Plan and to grant Options;

(iv)	to determine the number of Shares covered by each Option;

(v)	to determine the Option Price (as subsequently defined);

(vi)	to determine the time or times when Options will be granted and exercisable:

(vii)	to determine if the Shares that are subject to an Option will be subject to any restrictions upon the exercise of such Option; and

(viii)	to prescribe the form of the instruments relating to the grant, exercise and other terms of Options.

(c)	The interpretation by the Board of any of the provisions of this Plan and any determination by it pursuant thereto will be final and conclusive and will not be subject to any dispute by any Optionee. No member of the Board or any Person acting pursuant to authority delegated by it hereunder will be liable for any action or determination in connection with this Plan made or taken in good faith and each member of the Board and each such Person will be entitled to indemnification with respect to any such action or determination in the manner provided for by the Corporation.

4.	Shares

Options may be granted in respect of authorized and unissued Shares of the Corporation, provided that the aggregate number of Shares of all classes reserved for issuance under this Plan, subject to adjustment or increase of such number pursuant to the provisions in this Plan, together with any Shares reserved for issuance under any options or warrants for services or employee stock purchase or stock option plans or any other plans, shall not exceed 10% of the issued and outstanding Shares of the Corporation. Shares in respect of which Options are not exercised shall be available for subsequent Options under the Plan. No fractional shares may be purchased or issued under the Plan.

5.	Eligibility

(a)

The Board shall from time to time, in its sole discretion, determine which of those Eligible Persons should be granted Options under the Plan and the number of Shares to be optioned or issued to such Eligible Person. An Eligible Person shall not be precluded from being granted an Option solely because such Eligible

Person may previously have been granted an Option under the Plan. Under no circumstances will the number of Shares reserved for issuance pursuant to Options granted to any one person exceed five percent (5%) of the outstanding Shares.

(b)	Under no circumstances will the Plan, result, at any time, in the number of Shares reserved for issuance pursuant to stock options exceeding 10% of the issued and outstanding Shares of the Corporation, from time to time. If any Option expires or otherwise terminates for any reason without having been exercised in full, the number of Shares in respect of such expired or terminated Option, will again be available for the purposes of this Plan.

6.	Granting of Options and Exercise of Options

(a)	The Board may from time to time in the manner herein provided and in its sole discretion, subject to the terms of this Plan, grant Options for such number of Shares as it may determine.

(b)	Following the approval by the Board of the granting of an Option, the Board will notify the Optionee in writing of the award and will enclose with such notice the Option Agreement representing the Option so granted.

(c)	Each Optionee, concurrently with the notice of the award of the Option, will, upon written request, be provided with a copy of this Plan and a copy of any amendment to this Plan will be promptly provided by the Board to each Optionee.

(d)	This Plan does not give any Employee Optionee the right to be or to continue to be employed by the Corporation.

(e)	Options shall be exercised on or prior to a date determined by the Board at the date of grant but in no event later than 10 years from the Grant Date (“Expiry Date”) and shall be subject to the terms, conditions, limitations and prohibitions as are herein contained or as may be in effect at the Grant Date. Each Option granted under the Plan shall be evidenced by an option agreement in the general form attached as Schedule A hereto but as may be modified for each specific Option issuance (the “Option Agreement”).

(f)	If no specific determination is made by the Board with respect to vesting provisions relating to the Options, each Option shall, subject to any other specific provisions of the Plan, contain the following terms and conditions:

(i)

the Optionee may take up and pay for not more than 25% of the Shares covered by the Option during the 12 month period commencing on the day subsequent to the first anniversary of the Grant Date of the Option (the “First Vesting Term”); provided, however, that if the number of Shares taken up under the Option during such 12 month period is less than 25% of the Shares covered by the Option, the Optionee shall have the right, at any time or from time to time during the remainder of the term of the Option, to purchase such number of Shares subject to the Option that were purchasable, but not purchased by the Optionee, during such 12 month period; and

(ii)	Subsequent to the First Vesting Term being completed the Optionee may take up and pay for not more than 25% of the Shares covered by the Option during each 12 month period from the expiry of the First Vesting Term of the Option; provided that such Options shall vest on a pro rata basis at the end of each 12 month period; and further provided, however, that if the number of shares taken up under the Option during each annual period is less than the annual pro rata amount of Shares covered by the Option, the Optionee shall have the right, at anytime or from time to time during the remainder of the term of the Option to purchase such number of Shares subject to the Option that were purchasable, but not purchased by the Optionee, during such annual period.

(g)	The Option shall not be affected by any change of employment of an Employee Optionee or by an Employee Optionee ceasing to be a director where the Employee Optionee continues to be employed on a full-time basis by, or continues to be a director of, the Corporation or any Subsidiary of the Corporation.

(h)	Subject to all applicable Securities Laws, the Board may attach other terms and conditions to the grant of a particular Option, such terms and conditions to be referred to in the Option Agreement at the time of grant. These terms and conditions may include, but are not necessarily limited to, the following:

(i)	providing that an Option expires on a date other than as provided for herein;

(ii)	providing that portion or portions of an Option vest after certain periods of time or upon the occurrence of certain events, including performance levels, or expire after certain periods of time or upon the occurrence of certain events, including performance levels; and

(iii)	providing that the exercise of any Option is subject to any escrow periods imposed by any Regulatory Authority, listing authority or underwriter.

7.	Subscription Price for Optioned Shares

The subscription price payable for each Share that may be purchased upon the exercise of an Option shall be fixed by the Board, in its sole discretion, on the Grant Date (the “Option Price”). Under no circumstances shall the Option Price be less than the Market Price of such Shares less the maximum discount permitted under the by-laws and policies of any stock exchange on which the Shares of the Corporation are listed and posted for trading.

8.	Option Period and Exercise

Each Option shall be exercisable during the Option Period; provided that:

(a)	Unless the Board otherwise determines, in the event of the death of an Employee Optionee prior to the expiry of an Option while still an employee (or retired employee) of the Corporation, such vested Options, to the extent previously unexercised, shall be immediately exercisable by such Employee Optionee’s legal personal representatives at any time within six months after such Employee Optionee’s death in respect of all or any portion of the Shares to which the Option relates and which the Employee Optionee himself was entitled to purchase thereunder at the time of such Employee Optionee’s death. If the Option is not so exercised by the Employee Optionee’s legal personal representatives, it shall terminate.

(b)	Except as provided in subparagraphs 8(a), (c) and (d), if an Employee Optionee ceases to be an employee of the Corporation, any outstanding Option held by such Employee Optionee shall expire at the end of 30 days after the date of such termination or such later date as the Board may determine, provided that in no event may any such Option be exercised after the expiry of the Option Period and further provided that in no event may any such Option be exercised for more than that number of Shares in respect of which such Employee Optionee could have exercised the Option at the time of such termination subject only to the Board, in its sole discretion, permitting an acceleration of the right to exercise the Option in respect of all or a portion of the Shares to which the Option relates notwithstanding the number of Shares which the Employee Optionee was otherwise entitled to purchase thereunder at the time of such termination. If the Option is not so exercised it shall terminate.

(c)	If an Employee Optionee retires as an employee of the Corporation because of permanent disability or under any written retirement policy of the Corporation, such retirement shall not constitute a termination for the purposes of the Plan and the Employee Optionee may exercise any Option held by such Employee Optionee at the date of such retirement for the duration of the Option Period as though such Employee Optionee had continued to be an employee of the Corporation. If no written retirement policy is in effect at the time of retirement, retirement shall mean retirement from active employment with the Corporation, a Subsidiary or an Affiliate at or after age 65, or with the consent for the purposes of the Plan of such officer of the Corporation as may be designated by the Board of Directors, at or after such earlier age and upon the completion of such years of service as the Board of Directors may specify.

(d)	If an Employee Optionee’s employment with the Corporation or a non-Employee Optionee’s contractual relationship with the Corporation is terminated for Cause, any outstanding Option (whether vested or unvested) held by the Employee Optionee or the non-Employee Optionee, as the case may be, shall expire immediately upon such termination and be of no further force or effect.

(e)	In addition to the termination provisions provided for herein, the Board may, with the consent of an Optionee, cancel any outstanding Options.

(f)	For the purposes of this Section 8, all unvested Options expire upon termination of employment (whether by death or otherwise) or, in the case of a non-Employee Optionee, termination of such Person’s contractual relationship with the Corporation and only vested Options shall be capable of exercise in the circumstances set out in this Section 8.

(g)	The Corporation shall have the option (but no obligation) to purchase any shares of the Corporation held by an Employee Optionee who ceases to be an employee of the Corporation (whether by reason of death, retirement or termination of employment) or a non-Employee Optionee in the event of termination of such Person’s contractual relationship with the Corporation, at the fair market value of such shares, as determined by the Board acting reasonably.

9.	Exercise of Options

(a)	Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its head office in Mississauga, Ontario, to the attention of the Chief Financial Officer of the Corporation, of a written notice of exercise specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the subscription price for the Shares then being purchased; or where approved by the Board, by the assignment of the proceeds of sale or loan with respect to some or all of the Shares being acquired upon the exercise of the Option (a “Cashless Exercise”). In the event of the exercise of an Option by an Optionee’s legal personal representatives, such legal personal representatives shall also deliver evidence satisfactory to the Corporation that they are entitled to exercise the Option.

(b)	As soon as practicable following the receipt of a notice of exercise and payment of the subscription price, the Corporation shall cause to be delivered to the Optionee or, upon the death of such Optionee, such Optionee’s legal personal representatives, a certificate for the Shares so purchased, registered in the name of the Optionee or such Optionee’s estate, as the case may be. If the number of Shares so purchased is less than the number of Shares subject to the Option Agreement, the Optionee will surrender the Option Agreement and the Board will forward a new Option Agreement to the Optionee concurrently with delivery of the Share certificate for the balance of Shares available under the Option.

(c)	Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation’s obligation to issue Shares to an Optionee pursuant to the exercise of an Option shall be subject to:

(i)	completion of such registration or other qualification of such Shares or obtaining approval of such governmental authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(ii)	the admission of such Shares to listing on any stock exchange on which the Shares may then be listed;

(iii)	compliance with the rules and policies of all Securities Laws;

(iv)	the receipt from the Optionee of such representations, agreements and undertakings, including as to future dealings in such Shares, as the Corporation or its counsel determines to be necessary or advisable in order to safeguard against the violation of Securities Laws;

(v)	the execution of any agreement of any kind among shareholders of the Corporation relating to the Corporation or dealing in Shares of the Corporation’s capital stock, including the Shareholders Agreement and/or any other relevant agreement or document requested by the Board;

(vi)	the agreement of the Optionee to indemnify the Corporation in connection with the foregoing;

(vii)	the deposit of any shares issued as a result of an exercise of an Option by an Optionee with the President of the Corporation who shall be designated the trustee of such shares for voting purposes. The President shall vote such shares in accordance with the direction of the Board; and,

(viii)	any conditions an underwriter or agent may impose on such Shares in relation to a Public Offering.

(d)	The Corporation reserves, at any and all times, the right, in the Board’s sole and absolute discretion, to establish, decline, approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

In this connection the Corporation shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable Securities Laws and for the listing of such Shares on any stock exchange on which the Shares are then listed.

10.	Restrictions on Exercise of Options

The exercise of each Option granted under the Plan shall be subject to the condition that if at any time the Corporation shall determine in its sole discretion that it is necessary or desirable to comply with any legal requirements or the requirements of any regulatory authority or to obtain any approval or consent from any such regulatory authority as a condition of, or in connection with, such exercise or the issue of Shares as a result thereof, then in any such event such exercise shall not be effective unless such compliance shall have been effected or such approval or consent obtained on conditions satisfactory to the Corporation.

11.	Non-assignability of Options

The Options are not assignable, transferable or negotiable (whether by operation of law or otherwise) and may not be assigned or transferred, provided however that the Personal Representative of an Option Holder may, to the extent permitted by Section 9 of this Plan, exercise the Option within the Option Period. Upon any attempt to assign, transfer, negotiate, pledge, hypothecate or otherwise dispose of or Transfer an Option contrary to this Section 9 of this Plan, or upon the levy of any attachment or similar process upon an Option, the Option and all rights, benefits and privileges arising thereunder or therefrom, at the sole discretion and election of the Board, shall cease and terminate and be of no further force or effect whatsoever.

12.	Effects of Alteration of Share Capital

(a)	In the event of any change in the outstanding Shares of the Corporation by reason of any stock dividend, split, amalgamation, merger, consolidation, combination or exchange of shares or other similar corporate change, an appropriate adjustment shall be made in one or more of the maximum number or kind of shares issuable under the Plan or subject to outstanding Options or in, the subscription price of such shares. Any such adjustment shall be made in the sole discretion of the Board and shall be conclusive and binding for all purposes of the Plan.

(b)	No fractional Shares shall be issued upon the exercise of an Option. Accordingly, if as a result of any adjustment under subparagraph 12(a) an Optionee would be entitled to a fractional Share, the Optionee shall have the right to acquire only the adjusted number of full Shares and no payment or other adjustment shall be made with respect to the fractional Shares so disregarded.

13.	General Offer for Common Shares: Director Options

(a)	Notwithstanding anything else herein to the contrary, if at any time when an Option granted under the Plan to a director of the Corporation remains unvested with respect to any Optioned Shares there occurs a Change of Control (as defined below) such unvested portion shall vest and become fully exercisable, as to all or any of the Optioned Shares in respect of which such Option was not previously exercisable, by the Optionee at any time up to and including a date 30 days following the consummation of such Change of Control. For the purposes of this Paragraph 13, a “Change of Control” means the transfer, sale or other disposition of all or substantially all of the assets of the Corporation to another entity, the merger or consolidation of the Corporation with or into another entity which results in the shares of the Corporation held by the shareholders of the Corporation immediately prior to such transaction being converted into less than 50% of the outstanding capital stock of the surviving corporation or a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed.

(b)	In the event of the sale by the Corporation of all or substantially all of the assets of the Corporation as an entirety or substantially as an entirety so that the Corporation shall cease to operate as an active business, then, unless the Board determines otherwise, each Optionee shall be entitled to exercise all Options which have been granted to such Optionee within the 10 day period next following the date of notice to the Optionee of such event. Any part of the Options not exercised within such 10 day period shall automatically terminate and the Optionee shall have no right to any Shares thereunder following such termination;

14.	Public Offering

In the event the Corporation proposes to complete a Public Offering, then, unless the Board determines otherwise, each Optionee shall be entitled to exercise all Options which have been granted to such Optionee within the 10 day period next following the date of notice to the Optionee of such event;

15.	Miscellaneous Provisions

(a)	The holder of an Option shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until such holder shall have exercised such Option in accordance with the terms of the Plan (including tendering payment in full of the Option Price of the Shares in respect of which the Option is being exercised) and the Corporation shall issue a certificate for such Shares to the Optionee in accordance with the terms of the Plan in those circumstances; and then only with respect to the Shares represented by such certificate or certificates. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

(b)	Nothing in the Plan or any Option Agreement shall confer upon any Employee Optionee any right to continue in the employ of the Corporation or any affiliate of the Corporation or affect in any way the right of the Corporation or any such affiliate to terminate his employment at any time; nor shall anything in the Plan or any Option Agreement be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any such affiliate to extend the employment of any Employee Optionee beyond the time that he would normally be retired pursuant to the provisions of any present or future written retirement plan of the Corporation or an affiliate or any present or future retirement policy of the Corporation or any affiliate, or beyond the time at which he would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any affiliate.

(c)

Nothing in the Plan or any Option Agreement shall confer on any Optionee who is not an Employee Optionee any right to continue providing ongoing services to the Corporation or any entity controlled by the Corporation or effect in any way the right of the Corporation or any such entity to terminate his, her or its contract at any time; nor shall anything in the Plan or any Option Agreement be deemed or construed as an agreement, or an expression of intent, on the part of the Corporation or any such entity to extend the time for the performance of the ongoing services beyond the time specified in the contract with the Corporation or any such entity.

16.	United States Participants

It is the intention of the Corporation that the Plan be treated, for U.S. income tax purposes, as a separate stock option plan with respect to its U.S. Participants only. Options issued to U.S. Participants under this separate stock option plan shall be treated as incentive stock options, as defined in Section 422 of the Internal Revenue Code and the regulations promulgated thereunder.

No Option may be granted by the Board that would have the effect of causing the total number of Options, subject to purchase by U.S. Participants under this Plan, to exceed ●% of the issued and outstanding Shares of the Corporation. For greater certainty, this also represents, for U.S. income tax purposes, the aggregate number of shares that may be issued under options pursuant to the separate stock option plan.

17.	Legend

In addition to any resale restrictions under Securities Laws, the Shares issued upon due exercise of the Option, if applicable, will bear the following legend:

“The securities represented hereby are subject to the provisions of an agreement entered into between Wescom Inc and its shareholders, which agreement contains restrictions on the right to transfer, pledge or otherwise deal with such securities. Notice of such restrictions and the other provisions of such agreement is hereby given.

18.	Amendment and Termination

(a)	Subject to the Shareholders’ Agreement, the Board may from time to time amend this Plan and the terms and conditions of any Option thereafter to be granted and, without limiting the generality of the foregoing, may make such amendment for the purpose of meeting any changes in any relevant Securities Laws applicable to this Plan, any Option or the Shares, or for any other purpose which may be permitted by all relevant Securities Laws provided always that any such amendment will not alter the terms or conditions of any Option or impair any right of any Optionee pursuant to any Option granted prior to such amendment.

(b)	The Board may from time to time retrospectively amend this Plan and, with the consent of the affected Optionee, retrospectively amend the terms and conditions of any Options that have been previously granted.

19.	Termination

The Board may terminate this Plan at any time provided that such termination will not alter the terms or conditions of any Option or impair any right of any Optionee pursuant to any Option granted prior to the date of such termination, which will continue to be governed by the provisions of this Plan.

20.	Applicable Law

The laws in force in the Province of Ontario shall apply to the Plan and all rights and obligations hereunder shall be determined in accordance with such laws.

21.	Income Taxes

All payments made under an agreement made pursuant to the Plan by the Corporation shall be made, net of any income taxes required to be withheld under applicable income tax legislation, in Canadian dollars.

SCHEDULE “A”

OPTION AGREEMENT

THIS AGREEMENT made as of ●, 20● (the “Effective Date”).

BETWEEN:

WESCOM INC, a corporation existing under the laws of Canada,

(the “Corporation”)

OF THE FIRST PART,

- and –

(the “Optionee”)

OF THE SECOND PART,

For good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), the Corporation and the Optionee hereby agree as follows:

1.	DEFINITIONS

1.1 Unless otherwise defined herein, all capitalized terms will have the meanings specified in a Stock Option Plan adopted by the Corporation and effective as of March 22, 2001 and as amended as of April 19, 2012 (the “Plan”).

2.	GRANT OF OPTION

2.1 The Corporation hereby grants to the Optionee pursuant to the terms of the Plan the right and option (the “Option”) to purchase all or any part of an aggregate of up to ● shares in the capital of the Corporation (the “Shares”) at a purchase price of ● per Share expiring on ● and on and subject to the terms and conditions set forth in this Agreement.

2.2 This Option and all Shares acquired upon the exercise of this Option will be issued to the Optionee.

3.	VESTING

3.1 Notwithstanding Section 2 above or any other provision of this Agreement, legal and beneficial title to the Option granted to the Optionee hereunder, in respect of the Shares and all rights, privileges and benefits arising and flowing therefrom or to arise or flow therefrom hereafter, shall vest in the Optionee and the Optionee shall be entitled to exercise said Option to purchase the Shares only in the proportion and on the dates (the “Vesting Dates”) set out below, provided that the Optionee is an Eligible Person of the Corporation on such Vesting Date (and has been an Eligible Person of the Corporation continuously from the date hereof).

Vesting Date	Number of Shares subject to the Option

Total:

4.	EXERCISE OF OPTION

4.1 Subject to the provisions of this Agreement, including, without limitation, Section 3 above, the Option may be exercised from time to time prior to the Expiry Date (as hereinafter defined) by delivery to the Corporation at its registered office of an executed Exercise Notice (attached to this Option Agreement as Exhibit “I”) addressed to the Chief Financial Officer and accompanied by payment in full, by cash or certified cheque, of the purchase price of the Shares then being purchased; or where approved by the Board, by the assignment of the proceeds of sale or loan with respect to some or all of the Shares being acquired upon the exercise of the Option (a “Cashless Exercise”). Subject to any provisions of this Agreement to the contrary, certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

4.2 Notwithstanding any provisions contained in this Agreement, the Corporation’s obligation to issue Shares to the Optionee pursuant to the exercise of the Option shall be subject to: (i) receipt of any required shareholder approval; (ii) completion of such registration or other qualification of such Shares or obtaining approval of such governmental or regulatory authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof; (iii) the admission of such Shares to listing on any stock exchange or market on which the Shares may then be listed, including, without limitation, compliance and consents to any escrow periods imposed by any Regulatory Authority, listing authority or underwriter; (iv) the receipt from the Optionee of such representations, warranties, agreements and undertakings as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdictions; and (v)_ execution of the Shareholders Agreement or any other comparable agreement regarding shareholders, including voting agreements, as requested by the Board. Nothing contained in this Agreement shall be deemed to require the Corporation to apply for or obtain any such registration, qualification, approval or listing. The Optionee hereby acknowledges and agrees that the Optionee has had access to such information as is necessary to enable the Optionee to evaluate the merits and risks of acquiring Shares pursuant to the exercise of the Option and that the Optionee is able to bear the economic risk of holding such Shares for an indefinite period.

4.3 The Corporation reserves, at any and all times, the right, in the Board’s sole and absolute discretion, to establish, decline, approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

5.	NO ASSIGNMENT

5.1 The Option is personal to the Optionee and non-assignable (whether by operation of law or otherwise). Upon any attempt to Transfer, assign, pledge, hypothecate or otherwise dispose of the Option contrary to the provisions of this Agreement, or upon the levy of any attachment or similar process upon the Option, the Option shall, at the election of the Corporation, cease and terminate and be of no further force or effect whatsoever.

6.	EXPIRATION

6.1 Subject to the terms and conditions set out in this Agreement, including the vesting conditions set out in Section 3 above and the termination provisions set out in Section 7 below, the Optionee shall have the right to exercise the Option with respect to all or any part of the Shares to the extent vested at any time or from time to time after the date hereof and prior to the close of business on the date which is 10 years from the date of this Agreement (the “Expiry Date”). On the Expiry Date, the Option shall forthwith expire and terminate and be of no further force or effect whatsoever with respect to the unexercised balance of the Shares available under the Option, whether vested or not.

7.	RESIGNATION; DISABILITY; TERMINATION OF EMPLOYMENT; DEATH; BANKRUPTCY

7.1 Subject to the provisions of this Agreement and this Section 7.1 and to any express resolution passed with respect to the Option by the Board of Directors of the Corporation (the “Board”) or by any committee of the Board established by the Board to administer the Plan, the Option and all rights to purchase Shares pursuant thereto shall:

(a)	Unless the Board otherwise determines, in the event of the death of an Employee Optionee prior to the expiry of an Option while still an employee (or retired employee) of the Corporation, such vested Options, to the extent previously unexercised, shall be immediately exercisable by such Employee Optionee’s legal personal representatives at any time within six months after such Employee Optionee’s death in respect of all or any portion of the Shares to which the Option relates and which the Employee Optionee himself was entitled to purchase thereunder at the time of such Employee Optionee’s death. If the Option is not so exercised by the Employee Optionee’s legal personal representatives, it shall terminate.

(b)	Except as provided in subparagraphs 7.1(a), (c) and (d), if an Employee Optionee ceases to be an employee of the Corporation, any outstanding

Option held by such Employee Optionee shall expire at the end of 30 days after the date of such termination or such later date as the Board may determine, provided that in no event may any such Option be exercised after the expiry of the Option Period and further provided that in no event may any such Option be exercised for more than that number of Shares in respect of which such Employee Optionee could have exercised the Option at the time of such termination subject only to the Board, in its sole discretion, permitting an acceleration of the right to exercise the Option in respect of all or a portion of the Shares to which the Option relates notwithstanding the number of Shares which the Employee Optionee was otherwise entitled to purchase thereunder at the time of such termination. If the Option is not so exercised it shall terminate.

(c)	If an Employee Optionee retires as an employee of the Corporation because of permanent disability or under any written retirement policy of the Corporation, such retirement shall not constitute a termination for the purposes of the Plan and the Employee Optionee may exercise any Option held by such Employee Optionee at the date of such retirement for the duration of the Option Period as though such Employee Optionee had continued to be an employee of the Corporation. If no written retirement policy is in effect at the time of retirement, retirement shall mean retirement from active employment with the Corporation, a Subsidiary or an Affiliate at or after age 65, or with the consent for the purposes of the Plan of such officer of the Corporation as may be designated by the Board of Directors, at or after such earlier age and upon the completion of such years of service as the Board of Directors may specify.

(d)	If an Employee Optionee’s employment with the Corporation or a non-Employee Optionee’s contractual relationship with the Corporation is terminated for Cause, any outstanding Option (whether vested or unvested) held by the Employee Optionee or the non-Employee Optionee, as the case may be, shall expire immediately upon such termination and be of no further force or effect.

(e)	For the purposes of paragraph 7(d) above, “Cause” shall mean:

(i)	the continued failure by an Employee Optionee to substantially perform his duties in connection with their employment by the Corporation (other than as a result of physical or mental illness) after the Corporation has given the Employee Optionee reasonable notice of such failure and a reasonable opportunity to correct it;

(ii)	the engaging by an Employee Optionee in any act which is materially injurious to the Corporation financially or otherwise;

(iii)	any breach by an Employee Optionee of any term or provision contained in any employment or other similar agreement between the Employee Optionee and the Corporation;

(iv)	any material breach by a non-Employee Optionee of any term or provision contained in any contract or other similar agreement between such Optionee and the Corporation;

(v)	the engaging by an Employee Optionee in any act of dishonesty resulting or intended to result, directly or indirectly, in personal gain to the Employee Optionee at the expense of the Corporation;

(vi)	the conviction of an Employee Optionee by a court of competent jurisdiction on any charge involving fraud, theft or moral turpitude by the Employee Optionee in connection with the business of the Corporation;

(vii)	as further set out in any written employment or comparable agreement between an Employee Optionee and the Corporation; or

(viii)	as further set out in any written agreement between a non-Employee Optionee and the Corporation.

7.2 Subject to the provisions of this Agreement and this Section 7.2, if the Optionee shall die prior to the full exercise of the Option, his Personal Representative may, at any time prior to the date that is 6 months following the death of the Optionee, exercise the Option with respect to the unexercised balance of the Shares that are vested at the time of death or in the 6 month period thereafter.

7.3 In the event that the Optionee commits an act of bankruptcy or any proceeding is commenced against the Optionee under the Bankruptcy and Insolvency Act (Canada) or other applicable bankruptcy or insolvency legislation in force at the time of such bankruptcy and such proceeding remains undismissed for a period of 30 days, the Option may not be exercised following the date on which the Optionee commits such act of bankruptcy or such proceeding remains undismissed, as the case may be.

8.	RIGHTS AS A SHAREHOLDER

8.1 The Optionee shall not have any rights as a shareholder of the Corporation with respect to any of the Shares subject to the Option until the date of issuance of a certificate for such Shares upon the exercise of the Option, in full or in part, and then only with respect to the Shares represented by such certificate or certificates. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

8.2 The Corporation shall have the option (but no obligation) to purchase any shares of the Corporation held by an Employee Optionee who ceases to be an employee of the Corporation (whether by reason of death, retirement or termination of employment) or a non-Employee Optionee in the event of termination of such Person’s contractual relationship with the Corporation, at the fair market value of such shares, as determined by the Board acting reasonably.

9.	INCONSISTENCY WITH PLAN

9.1 The parties hereto agree that in the event this Option Agreement is inconsistent with the Plan the terms and provisions in the Plan shall prevail to the extent of such inconsistency.

10.	CERTAIN ADJUSTMENTS

10.1 In the event of any change in the outstanding Shares of the Corporation by reason of any stock dividend, split, amalgamation, merger, consolidation, combination or exchange of shares or other similar corporate change, an appropriate adjustment shall be made in one or more of the maximum number or kind of shares issuable under the Plan or subject to outstanding Options or in, the subscription price of such shares. Any such adjustment shall be made in the sole discretion of the Board and shall be conclusive and binding for all purposes of the Plan.

10.2 No fractional Shares shall be issued upon the exercise of an Option. Accordingly, if as a result of any adjustment under subparagraph 10.1 an Optionee would be entitled to a fractional Share, the Optionee shall have the right to acquire only the adjusted number of full Shares and no payment or other adjustment shall be made with respect to the fractional Shares so disregarded.

11.	AMENDMENTS TO THE OPTION

11.1 Notwithstanding anything to the contrary contained in this Agreement:

(a)	Notwithstanding anything else herein to the contrary, if at any time when an Option granted under the Plan to a director of the Corporation remains unvested with respect to any Optioned Shares there occurs a Change of Control (as defined below) such unvested portion shall vest and become fully exercisable, as to all or any of the Optioned Shares in respect of which such Option was not previously exercisable, by the Optionee at any time up to and including a date 30 days following the consummation of such Change of Control. For the purposes of this Paragraph 13, a “Change of Control” means the transfer, sale or other disposition of all or substantially all of the assets of the Corporation to another entity, the merger or consolidation of the Corporation with or into another entity which results in the shares of the Corporation held by the shareholders of the Corporation immediately prior to such transaction being converted into less than 50% of the outstanding capital stock of the surviving corporation or a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed.

(b)	in the event the Corporation proposes to complete a Public Offering, then, unless the Board determines otherwise, each Optionee shall be entitled to exercise all Options which have been granted to such Optionee within the 10 day period next following the date of notice to the Optionee of such event;

(c)	in the event of the sale by the Corporation of all or substantially all of the assets of the Corporation as an entirety or substantially as an entirety so that the Corporation shall cease to operate as an active business, then, unless the Board determines otherwise, each Optionee shall be entitled to exercise all Options which have been granted to such Optionee within the 10 day period next following the date of notice to the Optionee of such event. Any part of the Options not exercised within such 10 day period shall automatically terminate and the Optionee shall have no right to any Shares thereunder following such termination; and

(d)	subject to the rules of any relevant stock exchange or other regulatory authority, the Board may, by resolution, advance the date on which any Option may be exercised or extend the expiration date of the Option.

11.2 The Optionee hereby acknowledges and agrees that the Board may terminate the Plan at any time provided that such termination will not alter the terms or conditions of any Option or impair any right of the Optionee pursuant to any Option granted prior to the date of such termination, which will continue to be governed by the provisions of the Plan.

12.	NOTICE

12.1 Any notice or other communication that is required or permitted to be given hereunder shall be in writing and shall be validly given if delivered in person (including by courier service) or transmitted by fax as follows:

(a)	in the case of the Corporation:

Wescom Inc

6975 Creditview Road, Unit #4

Mississauga, Ontario L5N 8E9

Attention:	Chief Financial Officer
Facsimile:	(905) 858-2248

(b)	in the case of the Optionee:

●

12.2 Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted by fax (or, if such day is not a Business Day or such notice or other communication was delivered or transmitted after 5:00 p.m. (Toronto time), on the next following Business Day).

12.3 Any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this Article 12.

13.	AMENDMENTS

13.1 No term or provision of this Agreement may be amended except by an instrument in writing signed by all the parties to this Agreement.

14.	ASSIGNMENT

14.1 The Optionee shall not assign its rights under this Agreement without the consent of the Corporation.

15.	ENUREMENT

15.1 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, administrators, successors and assigns.

16.	TIME OF ESSENCE

16.1 Time shall be of the essence of this Agreement and each and every part hereof.

17.	HEADINGS

17.1 The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

18.	GOVERNING LAW

18.1 This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

19.	DUPLICATE ORIGINALS

19.1 It is hereby acknowledged by the parties hereto that this Agreement has been signed in duplicate only, one original executed copy delivered to the Optionee and one delivered to the Corporation.

20.	PARAMOUNTCY

20.1 To the extent there is any inconsistency or ambiguity between this Agreement and any other employment or other agreement with an Employee Optionee or non-Employee Optionee, the terms of this Agreement shall govern to the extent of such inconsistency or ambiguity.

21.	COUNTERPARTS

21.1 This Agreement may be executed in any number of counterparts (including by fax or by other means of electronic transmission including PDF) each of which when so executed will be deemed to be an original and when taken together shall constitute the entire and same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

WESCOM INC

Per:
Name:

Title:

Signature of Witness	Signature of Optionee

Name of Witness	Name of Optionee (print)

Address of Optionee

EXHIBIT “I”

EXERCISE NOTICE

TO:	WESCOM INC
AND TO:	THE BOARD OF DIRECTORS THEREOF

Unless otherwise defined herein, all capitalized terms will have the meanings specified in a Stock Option Plan adopted by and effective as of March 22, 2001 and amended as of April 19, 2012 (the “Plan”).

The undersigned holder of the Options evidenced by the Option Agreement dated                     , 20    , made between the Corporation and the undersigned hereby subscribes for ● Shares of the Corporation pursuant to such Options exercisable at an exercise price of ● (or such other price as is determined pursuant to the Option Agreement) on the terms specified in such Option Agreement and encloses herewith a certified cheque, bank draft or money order payable to the order of the Corporation in payment therefor.

The undersigned hereby irrevocably directs that the said Shares be issued in the name of the Optionee and delivered as follows:

Name(s) in Full	Address(es)	SIN Number (if applicable)	Number(s) of Common Shares	Taxpayer Identification Number (if applicable)

(Please print full name in which Share certificates are to be issued. If any Shares are to be issued to a Person or Persons other than the holder, the holder must pay to the Corporation all exigible transfer taxes or other government charges.)

DATED this ● day of ●.

Signature of Witness	Signature of Optionee

Name of Witness	Name of Optionee (print)

Address of Optionee